athenahealth, Inc. Reports Third Quarter Fiscal Year 2012 Results

•	26% Revenue Growth Over Third Quarter of 2011

•	GAAP Net Income of $6.2 Million, or $0.17 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $11.2 Million, or $0.30 Per Diluted Share
WATERTOWN, MA – October 18, 2012 - athenahealth, Inc. (NASDAQ: ATHN) (the “Company”), a leading provider of cloud-based practice management, electronic health record (EHR), and care coordination services to medical groups, today announced financial and operational results for the third quarter of fiscal year 2012. The Company will conduct a conference call tomorrow, Friday, October 19, 2012, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.
Total revenue for the three months ended September 30, 2012, was $105.9 million, compared to $83.7 million in the same period last year, an increase of 26%.
“We are well into our pivot towards the world of coordinating care, accountable care organizations, and global risk. I believe that athenahealth’s DNA is ideal for this world and that we will prosper more than ever if it continues to rise,” said Jonathan Bush, the Company’s Chairman and Chief Executive Officer. “In Q3 2012, we delivered against many of our client-centric metrics, the purest indicators of the value clients place on our services, and we did this while investing in the future. From strengthening our ability to help clients succeed with risk-based payment models with the acquisition of Healthcare Data Services LLC, to generating momentum behind selling the vision of athenaCoordinator®, to galvanizing disruption for the health care industry through our ‘More Disruption Please’ program, we moved forward a number of distinct and significant initiatives that will be core to athenahealth’s future growth.”
Bush added, “Health care delivery is, fortunately, finally evolving. Within that environment, we remain committed to our 30% growth target, while best positioning the Company for a dynamic future.”
For the three months ended September 30, 2012, Non-GAAP Adjusted Gross Margin was 62.7%, down from 63.8% in the same period last year, as the Company continues to invest in its newest service offering, athenaCoordinator. Non-GAAP Adjusted EBITDA increased 38%, to $26.0 million, or 24.6% of total revenue, from Non-GAAP Adjusted EBITDA of $18.9 million, or 22.6% of total revenue, in the same period last year. For the three months ended September 30, 2012, GAAP net income was $6.2 million, or $0.17 per diluted share, compared to $5.3 million, or $0.15 per diluted share, in the same period last year. Non-GAAP Adjusted Net Income was $11.2 million, or $0.30 per diluted share, up from $8.7 million, or $0.24 per diluted share, in the same period last year. See “Use of Non-GAAP Financial Measures” below.
“Q3 2012 marked our 51st consecutive quarter of revenue growth. While our Q3 2012 revenue growth fell short of our internal expectations, we still delivered solid financial results,” said Tim Adams, the Company’s Chief Financial Officer. “The athenahealth team remains focused on delivering a strong finish to the year.”
Key metrics and milestones in the third quarter of fiscal year 2012 included the following:

•	$2.3 billion in collections posted to client accounts in the third quarter of 2012, compared to $1.9 billion in the same quarter of 2011

•	37.6 average client Days in Accounts Receivable (DAR) in the third quarter of 2012, compared to

39.7 average client DAR in the same quarter of 2011

•	38,145 active medical providers using athenaCollector® at September 30, 2012, 27,013 of whom were physicians, compared to 31,675 providers and 22,477 physicians at September 30, 2011

•	10,062 active medical providers using athenaClinicals® at September 30, 2012, 7,340 of whom were physicians, compared to 5,849 providers and 4,202 physicians at September 30, 2011

•	12,149 active medical providers using athenaCommunicator® at September 30, 2012, 8,739 of whom were physicians, compared to 4,117 providers and 2,931 physicians at September 30, 2011
As of September 30, 2012, the Company had cash, cash equivalents, and available-for-sale investments of $182.3 million. The Company does not have any outstanding debt obligations.
Use of Non-GAAP Financial Measures
In the Company’s earnings releases, conference calls, slide presentations, and webcasts, the Company may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.athenahealth.com.
Conference Call Information
To participate in the Company’s live conference call and webcast, please dial 800-447-0521 (or 847-413-3238 for international calls) using conference code No. 33279548, or visit the Investors section of the Company’s web site at www.athenahealth.com. A replay will be available for one week following the conference call at 888-843-7419 (and 630-652-3042 for international calls) using conference code No. 33279548. A webcast replay will also be archived on the Company’s website.
About athenahealth
athenahealth, Inc. is a leading provider of cloud-based business services for physician practices. athenahealth’s service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and care coordination services. For more information, please visit http://www.athenahealth.com/ or call (888) 652-8200.
Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook; statements regarding the benefits of the Company’s service offerings; statements regarding the expansion of the types of tasks the Company performs for its clients and the Company’s continued investment in growth and development; statements regarding changes in the health care industry, including an increased emphasis on coordinated care, and the Company’s positioning in regard to those changes; and statements found under the Company’s “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” section of this release. The forward-

looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the Company’s fluctuating operating results; the Company’s variable sales and implementation cycles, which may result in fluctuations in its quarterly results; risks associated with the acquisition and integration of companies and new technologies, including those related to the Company’s ability to successfully integrate the athenaCoordinator service and successfully scale the Healthcare Data Services and Proxsys services and technologies to achieve expected synergies; risks associated with its expectations regarding its ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which the Company operates and the relative immaturity of the market for its service offerings; and the evolving and complex governmental and regulatory compliance environment in which the Company and its clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, please see the disclosures contained in its public filings with the Securities and Exchange Commission, available on the Investors section of the Company’s website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.

Contacts:
Dana Quattrochi (Investors)
Director, Investor Relations
athenahealth, Inc.
(617) 402-1329
investorrelations@athenahealth.com

Amanda Cheslock (Media)
athenahealth, Inc.
(212) 446-1884
acheslock@sloanepr.com

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$112,314	$57,781
Short-term investments	67,887	62,084
Accounts receivable - net	53,312	49,038
Deferred tax assets	5,895	5,245
Prepaid expenses and other current assets	15,369	8,988
Total current assets	254,777	183,136

Property and equipment - net	54,000	52,275
Restricted cash	856	5,007
Software development costs - net	11,895	6,974
Purchased intangibles - net	17,794	20,052
Goodwill	47,307	47,307
Deferred tax assets	13,136	12,532
Investments and other assets	4,806	21,503
Total assets	$404,571	$348,786

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$3,650	$6,318
Accrued compensation	32,194	28,176
Accrued expenses	16,829	17,774
Current portion of deferred revenue	6,371	6,345
Current portion of deferred rent	1,029	960
Total current liabilities	60,073	59,573
Deferred rent, net of current portion	2,174	2,932
Deferred revenue, net of current portion	46,619	44,281
Other long-term liabilities	901	5,529
Total liabilities	109,767	112,315

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at September 30, 2012, and December 31, 2011, respectively	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 37,539 shares issued and 36,261 shares outstanding at September 30, 2012; 36,678 shares issued and 35,400 shares outstanding at December 31, 2011	376	367
Additional paid-in capital	292,559	247,131
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive income (loss)	3	(101)
Retained earnings (accumulated deficit)	3,066	(9,726)
Total stockholders’ equity	294,804	236,471
Total liabilities and stockholders’ equity	$404,571	$348,786

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Business services	$102,256	$80,640	$295,915	$223,475
Implementation and other	3,630	3,100	10,052	8,080
Total revenue	105,886	83,740	305,967	231,555
Expense:
Direct operating	41,866	31,695	121,678	87,985
Selling and marketing	25,603	20,784	76,720	56,540
Research and development	8,746	6,141	24,529	16,386
General and administrative	11,913	11,869	42,073	35,306
Depreciation and amortization	6,683	4,749	17,964	11,884
Total expense	94,811	75,238	282,964	208,101
Operating income	11,075	8,502	23,003	23,454
Other income	88	142	234	98
Income before income taxes	11,163	8,644	23,237	23,552
Income tax provision	(4,953)	(3,364)	(10,445)	(9,835)
Net income	$6,210	$5,280	$12,792	$13,717
Net income per share - Basic	$0.17	$0.15	$0.36	$0.39
Net income per share - Diluted	$0.17	$0.15	$0.35	$0.38
Weighted average shares used in computing net income per share:
Basic	35,832	35,155	35,847	34,934
Diluted	37,212	36,277	37,038	35,901

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,792	$13,717
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,341	13,353
Amortization of premium on investments	1,011	1,269
Provision for uncollectible accounts	188	649
Excess tax benefit from stock-based awards	(11,310)	(10,210)
Deferred income tax	(1,263)	(1,931)
Change in fair value of contingent consideration	(4,785)	340
Stock-based compensation expense	20,518	13,032
Other reconciling adjustments	(142)	73
Changes in operating assets and liabilities:
Accounts receivable	(4,462)	(9,735)
Prepaid expenses and other current assets	4,774	8,688
Other long-term assets	206	335
Accounts payable	1,625	2,383
Accrued expenses	1,639	2,726
Accrued compensation	3,373	841
Deferred revenue	2,364	7,059
Deferred rent	(689)	(3,348)
Net cash provided by operating activities	46,180	39,241
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(10,658)	(5,251)
Purchases of property and equipment	(19,126)	(9,406)
Proceeds from sales and maturities of investments	72,434	124,804
Purchases of short-term and long-term investments	(62,689)	(96,366)
Payments on acquisition	—	(34,882)
Decrease in restricted cash	4,151	3,309
Other investing activities	172	(1,095)
Net cash (used in) investing activities	(15,716)	(18,887)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	17,969	12,826
Taxes paid related to net share settlement of restricted stock awards	(3,686)	—
Excess tax benefit from stock-based awards	11,310	10,210
Payment of contingent consideration accrued at acquisition date	(1,550)	(2,980)
Payment to terminate interest rate derivative contract	—	(563)
Payments on long-term debt and capital lease obligations	—	(9,216)
Net cash provided by financing activities	24,043	10,277
Effects of exchange rate changes on cash and cash equivalents	26	(468)
Net increase in cash and cash equivalents	54,533	30,163
Cash and cash equivalents at beginning of period	57,781	35,944
Cash and cash equivalents at end of period	$112,314	$66,107
Non-cash transactions
Property and equipment recorded in accounts payable and accrued expenses	$2,908	$258
Taxes to be paid related to net share settlement of restricted stock awards in accrued exp.	$645	$—
Tax benefit recorded in prepaid expenses and other current assets	$11,247	$10,118
Cash received for interest	$1,360	$1,596
Cash paid for taxes	$3,869	$2,164

athenahealth, Inc.
STOCK-BASED COMPENSATION EXPENSE
(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation expense for the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Stock-based compensation expense charged to:
Direct operating	$1,619	$810	$4,072	$2,225
Selling and marketing	1,718	1,842	5,405	3,924
Research and development	1,059	480	2,907	1,496
General and administrative	3,138	1,984	8,134	5,387
Total	$7,534	$5,116	$20,518	$13,032

athenahealth, Inc.
CASH, CASH EQUIVALENTS, AND AVAILABLE-FOR-SALE INVESTMENTS
(Unaudited, in thousands)

Set forth below is a breakout of total cash, cash equivalents, and available-for-sale investments as of September 30, 2012, and December 31, 2011:

	September 30, 2012	December 31, 2011

Cash, cash equivalents	$112,314	$57,781
Short-term investments	67,887	62,084
Long-term investments*	2,127	18,619

Total	$182,328	$138,484

*The Company has purchased certain available-for-sale investments that had a maturity date longer than one-year, which it classifies in “Investments and other assets” on the condensed consolidated balance sheet.

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with accounting principles generally accepted in the United States of America (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.

Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Total revenue	$105,886	$83,740	$305,967	$231,555
Direct operating expense	41,866	31,695	121,678	87,985
Total revenue less direct
operating expense	64,020	52,045	184,289	143,570
Add: Stock-based compensation expense
allocated to direct operating expense	1,619	810	4,072	2,225
Add: Amortization of purchased intangibles	753	549	2,259	1,469

Non-GAAP Adjusted Gross Profit	$66,392	$53,404	$190,620	$147,264

Non-GAAP Adjusted Gross Margin	62.7%	63.8%	62.3%	63.6%

Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Total Revenue	$105,886	$83,740	$305,967	$231,555

GAAP net income	6,210	5,280	12,792	13,717
Add: Provision for income taxes	4,953	3,364	10,445	9,835
Less: Total other income	(88)	(142)	(234)	(98)
Add: Stock-based compensation expense	7,534	5,116	20,518	13,032
Add: Depreciation and amortization	6,683	4,749	17,964	11,884
Add: Amortization of purchased intangibles	753	549	2,259	1,469

Non-GAAP Adjusted EBITDA	$26,045	$18,916	$63,744	$49,839

Non-GAAP Adjusted EBITDA Margin	24.6%	22.6%	20.8%	21.5%

Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Total revenue	$105,886	$83,740	$305,967	$231,555

GAAP net income	$6,210	$5,280	$12,792	$13,717
Add: Provision for income taxes	4,953	3,364	10,445	9,835
Less: Total other income	(88)	(142)	(234)	(98)
Add: Stock-based compensation expense	7,534	5,116	20,518	13,032
Add: Amortization of purchased intangibles	753	549	2,259	1,469

Non-GAAP Adjusted Operating Income	$19,362	$14,167	$45,780	$37,955

Non-GAAP Adjusted Operating Income Margin	18.3%	16.9%	15.0%	16.4%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

GAAP net income	$6,210	$5,280	$12,792	$13,717
Add: Loss on interest rate derivative contract		—		73
Add: Stock-based compensation expense	7,534	5,116	20,518	13,032
Add: Amortization of purchased intangibles	753	549	2,259	1,469

Sub-total of tax deductible items	8,287	5,665	22,777	14,574

(Less): Tax impact of tax deductible items (1)	(3,315)	(2,266)	(9,111)	(5,830)

Non-GAAP Adjusted Net Income	$11,182	$8,679	$26,458	$22,461

Weighted average shares - diluted	37,212	36,277	37,038	35,901

Non-GAAP Adjusted Net Income per Diluted Share	$0.30	$0.24	$0.71	$0.63
(1) - Tax impact calculated using a statutory tax rate of 40%

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

GAAP net income per share - diluted	0.17	0.15	0.35	0.38
Add: Loss on interest rate derivative contract	—	—	—	—
Add: Stock-based compensation expense	0.20	0.14	0.55	0.37
Add: Amortization of purchased intangibles	0.02	0.01	0.06	0.04

Sub-total of tax deductible items	$0.22	$0.15	$0.61	$0.41

(Less): Tax impact of tax deductible items (1)	(0.09)	(0.06)	(0.25)	(0.16)

Non-GAAP Adjusted Net Income per Diluted Share	$0.30	$0.24	$0.71	$0.63

Weighted average shares - diluted	37,212	36,277	37,038	35,901

(1) - Tax impact calculated using a statutory tax rate of 40%

Explanation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense and (2) amortization of purchased intangibles, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in the Company’s ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before provision for income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, and amortization of purchased intangibles and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for income taxes, total other (income) expense, stock-based compensation expense, and amortization of purchased intangibles, and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before (gain) loss on interest rate derivative contract, stock-based compensation expense, amortization of purchased intangibles, and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.
Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•
Stock-based compensation expense — excluded because these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the Company’s performance during the period in which the expense is incurred.

•
Amortization of purchased intangibles — purchased intangibles are amortized over their estimated useful life and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Thus, including such charge does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charge is incurred.

•
Gains and losses on interest rate derivative contract — excluded because, until they are realized, to the extent these gains or losses impact a period presented, management does not believe that they reflect the underlying performance of ongoing business operations for such period.